Exhibit 10.1

SIXTH AMENDMENT TO LOAN DOCUMENTS

THIS SIXTH AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is entered into as of June 26, 2024, by and between TERRA MORTGAGE PORTFOLIO II, LLC, a Delaware limited liability company (“Borrower”), and TERRA PROPERTY TRUST, INC., a Maryland corporation (“Guarantor”), on the one hand, and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), on the other hand.
RECITALS
1.Lender heretofore extended to Borrower a revolving line of credit in the original maximum principal amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (the “Revolving Line of Credit”), which Revolving Line of Credit was evidenced by, without limitation, that certain Promissory Note dated as of March 12, 2021, executed by Borrower in favor of Lender (together with any and all amendments thereto or modifications thereof, the “Original Note”).
2.In connection with the Revolving Line of Credit, Borrower also executed and delivered to and in favor of Lender that certain Business Loan and Security Loan Agreement (Revolving Line of Credit) dated March 12, 2021 (together with any and all amendments thereto or modifications thereof, the “Loan Agreement”), pursuant to which, among other things, Borrower granted to Lender a security interest in the Collateral (as defined in the Loan Agreement) to secure Borrower’s obligations to Lender in connection with the Revolving Line of Credit.
3.Payment and performance of Borrower’s indebtedness and obligations in connection with the Revolving Line of Credit was and is guaranteed by Guarantor to the extent set forth in the Limited Guaranty dated as of March 12, 2021 in favor of Lender (together with any and all amendments thereto or modifications thereof, the “Guaranty”).
4.Lender perfected its interest in and to the Collateral by causing to be filed a UCC-1 financing statement with the Delaware Secretary of State on March 12, 2021, as Filing No. 2021 2003482 (the “UCC Financing Statement”). Lender’s security interest in the Collateral is first in priority and duly perfected under applicable Law.
5.On or about June 9, 2021, Borrower, Guarantor and Lender entered into the First Amendment to Loan Documents (“First Amendment”), whereby the Advance Rate Schedule attached as Exhibit E to the Loan Agreement was modified, as more particularly set forth therein.
6.On or about January 4, 2022, Borrower, Guarantor and Lender entered into the Second Amendment to Loan Documents (“Second Amendment”), whereby, among other things, the Credit Limit (as defined in the Loan Agreement) of the Revolving Line of Credit was increased to $125,000,000.00 and Borrower executed in favor of Lender that certain Amended and Restated Promissory Note dated as of January 4, 2022 (together with any and all amendments thereto or modifications thereof, the “Note”), which amended, restated, and replaced the Original Note in its entirety.
7.On or about August 3, 2022, Borrower, Guarantor and Lender entered into the Third Amendment to Loan Documents (“Third Amendment”), whereby, among other things, the sublimit applicable to Collateral Loans secured by properties located in New York City was increased and Borrower was allowed to pledge to Lender certain Collateral Loans in which Borrower has granted Participation Interests (as therein defined) to third parties.
8.On or about March 31, 2023, Borrower, Guarantor and Lender entered into the Fourth Amendment to Loan Documents (“Fourth Amendment”), whereby, among other things, the index used to calculate interest under the Note were changed.
9.On or about March 7, 2024, Borrower, Guarantor and Lender entered into the Fifth Amendment to Loan Documents (“Fifth Amendment”), whereby, among other things, (i) certain covenants were either waived or modified, (ii) the Initial Maturity Date was extended, (iii) the Credit Limit of the Revolving Line of Credit was decreased to $75,000,000.00, and (iv) the interest rate spread applicable to the Note was decreased.
10.The Loan Agreement, Note, Guaranty, UCC Financing Statement, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, and all other assignments, agreements, instruments and other documents executed by Borrower or Guarantor in connection with the Revolving Line of Credit shall at times hereinafter be referred to collectively as the “Loan Documents.”
11.Borrower and Guarantor have requested that Lender, among other items, (i) amend the Maturity Date (as defined in the Loan Agreement) to December 31, 2024, (ii) convert the Revolving Line of Credit to a fully advanced term loan; (iii) modify the Total Net Worth requirement, and (iv) make certain other changes to the Loan Documents as more particularly set forth herein. Lender has agreed to do so, subject to the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Recitals; Defined Terms.
The recitals are incorporated herein by this reference as are all exhibits. Borrower and Guarantor, and each of them, agree and acknowledge that the factual information recited above is true and correct. Except as may be otherwise expressly defined in this Agreement, all terms used in this Agreement beginning with a capital letter shall have the meanings ascribed to them in the Loan Agreement.

2.Borrower and Guarantor Acknowledgments as to Obligations and Other Matters.
a.Borrower and Guarantor each acknowledge, confirm and agree that as of June 25, 2024, the total outstanding principal balance of the Note is $34,761,111.11, plus accrued and unpaid interest thereon.
b.Borrower and Guarantor, and each of them, specifically acknowledge, confirm and agree that they do not have any valid offset or defense to the obligations, indebtedness and liability under the Loan Documents.
3.Reaffirmation of Obligations.
This Agreement is, in part, a reaffirmation of the obligations, indebtedness and liability of Borrower and Guarantor, and each of them, to Lender as evidenced by the Loan Agreement, Guaranty and the other Loan Documents. Therefore, Borrower and Guarantor, and each of them, represent, warrant, acknowledge and agree that, except as specified herein, all of the terms and conditions of the Loan Documents are and shall remain in full force and effect, without waiver or modification of any kind whatsoever, and are ratified and confirmed in all respects.
4.Extension of Maturity Date and Termination of Conversion and Revolving Feature.
a.The definition of “Conversion Fee” in Section 1 of the Loan Agreement is hereby deleted in its entirety.
b.The definition of “Maturity Date” in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“‛Maturity Date’ means the December 31, 2024, at which time the entire principal balance under the Loan plus all accrued and unpaid interest thereon is and shall be due and payable as provided under the Loan Documents.”
c.Section 4.12 of the Loan Agreement, entitled “Extension Option” and any and all references to the extension in accordance with Section 4.12 in the Loan Documents are hereby deleted in their entirety.
d.Section 4.13 of the Loan Agreement entitled “Conversion to Term Loan” and any and all references to the conversion of the Loan in the Loan Documents are hereby deleted in their entirety.
e.The Section of the Note entitled “Maturity Date” is hereby deleted in its entirety and replaced with the following:
“MATURITY DATE. On December 31, 2024 (‘Maturity Date’), the entire unpaid principal balance, and all unpaid accrued interest thereon, and all fees, costs, expenses, and other amounts, shall be due and payable without demand or notice, subject to acceleration as provided in this Note. In the event that Borrower does not pay this Note in full on the Maturity Date then, as of the Maturity Date and thereafter until paid in full, the interest accruing on the outstanding principal balance hereunder shall be computed, calculated and accrued on a daily basis at the Default Rate (as defined hereinafter). “.
5.Termination of Revolving Line of Credit.
Lender shall make no further Advances of Loan Proceeds. Therefore, the Commitment Term in the Loan Agreement and revolving nature of the Loan as set forth in Section 1 are hereby terminated. Advances repaid by Borrower under the Loan Agreement cannot and shall not be re-borrowed. During the term of the Revolving Line of Credit, Borrower shall make all payments and perform all obligations in accordance with the terms of the Loan Documents.
6.Amendments to Loan Documents.
a.Section 4.2.5 of the Loan Agreement is hereby added after Section 4.2.4 of the Loan Agreement as follows:
“4.2.5 Borrower shall pay to Lender Two Million One Hundred Thousand and No/100 Dollars ($2,100,000.00) (an amount which equals approximately nine (9) months interest payable under the Note) (‘Interest Reserve’) which shall be deposited into a deposit account to be opened with Lender in the name of Lender for the benefit of Borrower (‘Interest Reserve Account’). The Interest Reserve Account shall be additional collateral for the Loan in accordance with the Loan Documents and controlled exclusively by Lender, and shall be evidenced by a Security Agreement (Assignment of Deposit Account), executed by Borrower in favor of Lender, in form and content satisfactory to Lender. Borrower hereby authorizes and directs Lender on a monthly basis to disburse from the Interest Reserve Account the amount of interest accrued and unpaid to Lender under the terms of the Loan Documents, without further authorization on the part of Borrower. In the event that the interest rate under the Note increases by more than one-half of one percent (0.50%) in the aggregate, and the Interest Reserve is at any time insufficient to pay the next three (3) months of interest that accrues and is payable under the terms of the Note, but not to exceed the remaining period of time to the Maturity Date (‘Interest Shortfall’), and Borrower shall, within fifteen (15) Business Days after written demand of Lender, deposit with Lender the Interest Shortfall. Borrower acknowledges that Lender has made no representation or warranty concerning the adequacy or sufficiency of the Interest Reserve for payment of interest on the Loan or any portion thereof. During the continuance of any Event of Default, Lender may continue to make disbursements from the Interest Reserve of the amounts of interest accrued and unpaid under the Loan, in Lender’s sole and absolute opinion and judgment, without further authorization on the part of Borrower. Notwithstanding the existence of the

Interest Reserve, Borrower shall be responsible to pay interest due under the terms of the Note from Borrower’s own funds.”
b.Section 6.18.1 of Schedule 6.18 attached to the Loan Agreement entitled “Total Net Worth” is hereby deleted in its entirety and replaced with the following:
“6.18.1 TOTAL NET WORTH. At all times during the term of the Loan, Borrower shall at all times cause Guarantor to maintain minimum Total Net Worth of $150,000,000.00, measured on a quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year during the term of the Loan, commencing on June 30, 2024, based upon the Financial Statements delivered by Borrower to Lender in accordance with Sections 6.5.4 and 6.5.5 on Schedule 6.5. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable opinion and judgment, evidencing Guarantor’s compliance with the minimum requirement set forth in this Section 6.18.1.”
a.Section 6.18.2, entitled “Minimum Profitability,” of Schedule 6.18 attached to the Loan Agreement entitled “Minimum Profitability” is hereby deleted in its entirety.
b.Section 6.18.3, entitled “Maximum Global Leverage, of Schedule 6.18 attached to the Loan Agreement entitled “Minimum Profitability” is hereby deleted in its entirety.
c.A new Section 6.18.4 is hereby added to Schedule 6.18 attached to the Loan Agreement to state the following:
“6.18.4    MINIMUM LIQUIDITY. At all times during the term of the Loan, Borrower shall cause Guarantor to maintain Liquid Assets (excluding restricted cash or cash pledged to Persons other than Lender) in an amount of not less than ten percent (10%) of the outstanding principal balance of the Loan, measured on a quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year during the term of the Loan, commencing on the calendar quarter ending June 30, 2024. Borrower shall cause Guarantor to deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable judgment, evidencing Guarantor’s compliance with the minimum requirement set forth in this Section 6.18.4.”
d.A new definition for “Liquid Assets” is hereby added to Schedule 6.18 attached to the Loan Agreement to state the following:
“’Liquid Assets’ means, at any particular time, the sum of Guarantor’s cash, cash equivalents (certificates of deposit and other depository accounts established at FDIC-insured banks), United States government-issued securities and other registered, unrestricted equity or debt securities which are publicly traded on a recognized United States exchange and have been approved by Lender, in its sole and absolute discretion and which, in all events, are held in Guarantor’s name and are free and clear of all liens (except liens in favor of Lender).”
e.Exhibit “G” to the Loan Agreement entitled “Form of Compliance Certificate” shall be deleted in its entirety and be replaced with the “Form of Compliance Certificate” attached hereto as Exhibit “A” and incorporated herein by this reference.
7.Agreement as a Loan Document.
From and after the effective date of this Agreement, this Agreement and any other documents and instruments executed in connection herewith shall each constitute one of the “Loan Documents.”
8.Effective Date of Agreement.
This Agreement and the amendments provided for herein shall be effective as of the date set forth above, subject to the timely and complete satisfaction of each and all of the conditions precedent set forth in Section 10 of this Agreement.
9.Borrower’s and Guarantor’s Representations and Warranties.
Borrower and Guarantor, and each of them, hereby represent and warrant to Lender and covenant and agree with Lender as follows:
a.Borrower and Guarantor, and each of them, have full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Borrower and Guarantor and the consummation by Borrower and Guarantor of the transactions contemplated hereby have been duly authorized by all necessary action by or on behalf of Borrower and Guarantor. This Agreement is a valid and binding obligation of Borrower and Guarantor, and each of them, enforceable against Borrower and Guarantor in accordance with its terms.
b.Neither the execution and delivery of this Agreement by Borrower and Guarantor, or either of them, nor the consummation by Borrower and Guarantor, or either of them, of the transactions contemplated hereby, conflicts with or constitutes a violation or a default under any law applicable to Borrower and Guarantor, or either of them, or any contract, commitment, agreement, arrangement or restriction of any kind to which Borrower and Guarantor, or either of them, is a party, by which Borrower and Guarantor, or either of them, is bound or to which any of Borrower’s and Guarantor’s, or either of their, property or assets is subject.
c.There are no actions, suits or proceedings pending, or to the knowledge of Borrower and Guarantor, or either of them, threatened against or affecting Borrower and Guarantor, or either of them, respectively, in relation to their obligations to Lender or involving the validity and enforceability of this Agreement, the Loan Agreement, the Note, the Guaranty or

any of the other Loan Documents, as applicable, or the priority of any liens given by Borrower to Lender in accordance with the Loan Agreement, and the other Loan Documents, at law or in equity, or before or by any governmental agency, or which could have an adverse effect on the financial condition, operations, properties, assets, liabilities or earnings of Borrower and Guarantor, or either of them, or the ability of Borrower and Guarantor, or either of them, to perform their respective obligations to Lender.
d.Borrower and Guarantor, and each of them, hereby reaffirm and confirm that the representations and warranties of Borrower and Guarantor, as applicable, contained in the Loan Documents are true, correct and complete in all respects as of the date of this Agreement.
e.Borrower and Guarantor, and each of them, are in full and complete compliance with the terms, covenants, provisions and conditions of the Loan Agreement, the Note, the Guaranty and the other Loan Documents to which they are a party.
All covenants, representations and warranties of Borrower and Guarantor herein are incorporated by reference and hereby made a part of the Loan Agreement and the Guaranty, as applicable.
10.Conditions Precedent to Effectiveness of Agreement.
The effectiveness of this Agreement shall be expressly conditioned upon the following having occurred or Lender having received all of the following on or before June 28, 2024, in form and content satisfactory to Lender and its counsel, in its or their sole and absolute discretion, and suitable for filing or recording, as the case may be, as required:
a.This Agreement, fully executed by Borrower and Guarantor;
b.Payment of the Interest Reserve to be deposited in the Interest Reserve Account as required in 4.2.5 of the Loan Agreement;
c.A Security Agreement (Assignment of Deposit Account) dated as of even date herewith, by Borrower in favor of Lender;
d.Such additional information, assignments, agreements, resolutions, certificates, reports, approvals, instruments, documents, subordination agreements, financing statements, consents and opinions as Lender may request, in its sole and absolute opinion and judgment, in connection with this Agreement and/or any of the matters which are the subject of this Agreement; and
e.Payment of the fees and costs of Lender in connection with the preparation, negotiation, administration and execution of this Agreement including, but not limited to, attorneys’ fees, and other costs and fees of other professionals retained by Lender.
11.Release. In consideration of the benefits provided by Lender through this Agreement, Borrower and Guarantor, and each of them, hereby fully, finally, and absolutely and forever release and discharge Lender and its present and former directors, shareholders, officers, employees, agents, representatives, attorneys, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns (the “Released Parties”), for, from, and against any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of the Borrower and/or Guarantor, and, whether now known or which, upon reasonable investigation, would have been known to the Borrower and/or Guarantor, and whether contingent or matured: (i) in respect of any of the Loan Documents, or the actions or omissions of Lender occurring prior to the date of this Agreement in respect of the obligations, or any duties under the Loan Documents; and (ii) arising from events occurring prior to the date of this Agreement. Borrower and Guarantor, and each of them, acknowledge that they have been informed by their attorneys, and are aware of and familiar with the general principle of law which provides that a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with a debtor (the “Unknown Claims”). To the extent applicable, Borrower and Guarantor, and each of them, expressly waive and relinquish all rights and benefits they may have under the principle of law relating to the release of Unknown Claims.
12.Miscellaneous.
a.Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
b.This Agreement may be executed in one or more counterparts but all of the counterparts shall constitute one agreement; provided, however, this Agreement shall not be effective and enforceable unless and until it is executed by all parties hereto.
c.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ANY CONFLICTS OF LAW CONCEPTS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
d.Counterparts. This Amendment may be executed in one or more counterparts, all of which when taken together shall constitute but one instrument, and in the event any signature is delivered by facsimile or “.pdf” transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” were an original thereof.
e.This Agreement and the other documents and instruments executed in connection therewith constitute the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.
f.This Agreement shall be binding upon and inure to the benefit of Lender, Borrower and Guarantor, and each of them, and their respective successors and assigns, except that neither Borrower nor any Guarantor shall assign their rights hereunder or any interest therein without the prior written consent of Lender.
g.This Agreement is not a novation, nor, except as expressly provided in this Agreement, is it to be construed as a release or modification of any of the terms, conditions, warranties, waivers or rights set forth in the Loan Documents. Nothing contained in this Agreement shall be deemed to constitute a waiver by Lender of any required performance by Borrower or Guarantor, and each of them, of any Event of Default or default heretofore or hereafter occurring under or in connection with the other Loan Documents. In the event there is a conflict in any term, condition or provision of this Agreement, on the one hand, and the Loan Agreement, the Guaranty, or any of the other Loan Documents, on the other hand, the terms, conditions and provisions of this Agreement are to control.
[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed and delivered this Agreement as of the date set forth above.

BORROWER:
TERRA MORTGAGE PORTFOLIO II, LLC,
a Delaware limited liability company

By:    /s/ Greg Pinkus__________________
Name:    Greg Pinkus
Its:    Authorized Signatory

GUARANTOR:

TERRA PROPERTY TRUST, INC.,
a Maryland corporation

By: /s/ Greg Pinkus______________________
Name: Greg Pinkus
Its: Authorized Signatory

[SIGNATURE PAGE CONTINUES]

LENDER:

WESTERN ALLIANCE BANK,
an Arizona corporation

By: _/s/ Joshua Ormiston________
Name: Joshua Ormiston
Title: Senior Vice President

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

BORROWER:	Terra Mortgage Portfolio II, LLC
LENDER:	Western Alliance Bank, an Arizona corporation
TODAY’S DATE:	____/____/20__
REPORTING PERIOD ENDED:	____/____/20__

This certificate is delivered to Lender under the Business Loan and Security Agreement (Revolving Line of Credit) dated effective as of March 12, 2021 with any and all subsequent amendments and modifications between Borrower and Western Alliance Bank, an Arizona corporation (the “Agreement”), all the defined terms of which have the same meanings when used herein.
I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Borrower designated below; (b) to the best of my knowledge, the financial statements of Borrower from the period shown above (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Borrower as of the end of the Reporting Period and the results of its operations for the Reporting Period; (c) to the best of my knowledge, all of the representations and warranties made by Borrower in Section 3 of the Agreement are true and correct in all material respects on the date of this certificate as if made on this date; (d) a review of the Agreement and of the activities of Borrower during the Reporting Period has been made under my supervision with a view to determining Borrower’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature and period of existence of each Default or Event of Default, if any, and what action Borrower has taken, is taking, and proposes to take with respect to each); and (e) the calculations described herein evidence that Borrower is in compliance with the requirements of the Agreement at the end of the Reporting Period (or if Borrower is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions Borrower proposes to take with respect thereto).

Terra Mortgage Portfolio II, LLC
By:
Name:
Title:

All financial calculations set forth herein are as of the end of the Reporting Period and calculated in accordance with the Agreement.
I.TOTAL NET WORTH (Section 6.18.1 of the Agreement)

The Total Net Worth for Terra Property Trust, Inc. is:
Total Assets	$
Minus: Intangible Assets & Loans to Stakeholders	$
Minus: Prepaid Taxes and/or Expenses	$
Minus: Total Liabilities	$
TOTAL NET WORTH	$
REQUIRED MINIMUM	$150,000,000.00
In compliance?	☐Yes ☐No
II.MINIMUM LIQUIDITY (Section 6.18.4 of Loan Agreement)

Minimum Liquidity for Terra Property Trust, Inc.:
Cash & Cash Equivalents	$
REQUIRED MINIMUM CASH	(10% of outstanding balance)
In compliance?	☐Yes ☐No
III.INDEBTEDNESS (Section 6.14 of the Agreement)

Total Other Indebtedness except Trade Obligations:	$
MAXIMUM PERMITTED	$0.00
In compliance?	☐Yes ☐No
IV.REPORTING REQUIREMENTS (Schedule 6.5 of the Agreement)

Financial Reporting Requirements Current?	☐Yes ☐No

DEFAULTS OR EVENTS OF DEFAULT
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Disclose nature and period of existence and action being taken in connection therewith; if none, write “None”: ___________________________________________________________________
_______________________________________________________________________________
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